UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 12, 2017

____________________

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Allen L. Leverett, Chief Executive Officer of WEC Energy Group, Inc. (the “Company”), has been hospitalized and is receiving medical treatment as he recovers from an apparent stroke. On October 12, 2017, the Board of Directors of the Company, acting pursuant to the Company’s Bylaws, appointed Gale E. Klappa, age 67, to act as Chief Executive Officer on an interim basis until such time as Mr. Leverett is able to re-assume those responsibilities.

Mr. Klappa served as Chairman and Chief Executive Officer of the Company from May 2004, until his retirement on May 1, 2016. Since his retirement, Mr. Klappa has been serving as Chairman (a non-executive position) of the Company’s Board. Mr. Klappa will continue to serve as Chairman of the Board as well as interim Chief Executive Officer. Mr. KIappa’s compensation arrangement, if any, for his interim role has not yet been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ Susan H. Martin
Date: October 12, 2017	Susan H. Martin – Executive Vice President, General Counsel and Corporate Secretary

3